MMC Energy, Inc. Announces the Appointment of George Rountree, III to the Board of Directors

WILMINGTON, N.C., NEW YORK and FRANKFURT, Germany, July 3 /PRNewswire/ -- MMC Energy, Inc. (Nasdaq OTC: MMCN) today announced the election of George Rountree, III to the MMC Board of Directors of the Company, and its lead Independent Director.

Mr. Rountree is the senior partner in the law firm of Rountree, Losee & Baldwin, LLP, Wilmington, North Carolina. Mr. Rountree also serves on Southern Union Company's (NYSE: SUG) Board of Directors and has since 1990. Mr. Rountree is currently Chairman of the Southern Union's compensation committee and a present member and past Chairman of its corporate governance committee. He has previously served as Chairman of Southern Union's audit committee.

Prior to that time, he was active in governmental affairs, serving in the North Carolina State Senate, including as minority whip for 2 years, the State House of Representatives, legislative counsel to North Carolina Governor James E. Holshouser, Jr., and since 1997, he has served as the North Carolina House of Representative's appointee to the Southeastern North Carolina Regional Economic Development Commission. Mr. Rountree is a member of the North Carolina, Arizona and American Bar Associations; proctor member of the Maritime Law Association of the United States; charter member of the Southeastern Admiralty Law Institute, serving as chairman in 1991; and chairman of the Admiralty Rules Committee of the United States District Court for the Eastern District of North Carolina. In June 2004, he was inducted into the North Carolina Bar Association General Practice Hall of Fame, and is the recipient of numerous awards for distinguished service.

'We are very pleased to announce the addition of George Rountree, III to the MMC Board of Directors, as the lead Independent Director. George is a significant shareholder of MMC which we take as a strong vote of confidence in our management team and business model. George will be a tremendous resource for MMC as it continues to acquire deep value and earnings accretive energy assets for our shareholders. We welcome George's breadth of Board experience and energy industry knowledge,' said Karl Miller, Chairman and Chief Executive Officer of MMC. 'As the lead Independent Director, George will chair the compensation committee and be instrumental in organizing the governance and audit committees. The addition of George is a critical first step in our effort to develop a highly qualified and pro-active Board,' Miller added.

Mr. Rountree joins the current Board of Directors of MMC composed of MMC executives, Karl Miller (Chairman of the Board and CEO), Martin Quinn (President and COO) and Denis Gagnon (CFO).

About MMC Energy, Inc.:

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Headquartered in New York City, MMC Energy, Inc. is a North American energy acquisition company, which primarily acquires and operates deep value power generation and associated energy infrastructure assets. The Company's mission is to create long-term value from deep discount acquisitions through a dual focus on structuring disciplined acquisitions and hands on post-acquisition asset management. The Company currently owns power generation assets in California and is pursuing an aggressive portfolio acquisition and growth strategy targeting medium sized power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Additional information concerning MMC Energy, Inc. is available at http://www.mmcenergy.com

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward- looking statements.

SOURCE MMC Energy, Inc.

Source: PR Newswire (July 3, 2006 - 2:00 AM EDT)